Exhibit 5.1

Akerman Senterfitt One Southeast Third Avenue Suite 2500 Miami, FL 33131-1714 Tel: 305.374.5600 Fax: 305.374.5095

May 3, 2012

Catalyst Pharmaceutical Partners, Inc.

355 Alhambra Circle

Suite 1500

Coral Gables, FL 33134

Re:	Registration Statement on Form S-1 (Registration No. 333-180617)

Ladies and Gentlemen:

We have acted as counsel to Catalyst Pharmaceutical Partners, Inc., a Delaware corporation (the “Company”) in connection with the contemplated offering of 10,500,000 units (the “Units”), each consisting of (i) one share (the “Shares”) of the Company’s authorized but unissued common stock, par value $0.001 per share (the “Common Stock”), and (ii) a warrant (the “Warrants”) to purchase up to 0.5 of a share of the Common Stock (the “Warrant Shares”), together with the associated preferred stock purchase rights for Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Rights”), issuable pursuant to the Rights Agreement, dated as of September 20, 2011, between the Company and Continental Stock Transfer and Trust Company, as rights agent, pursuant to the above-referenced registration statement (the “Registration Statement”) that the Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). We understand that the Shares, the Warrant Shares and the Warrants (collectively, the “Securities”) are to be offered and sold in the manner described in the Prospectus (as defined below) and in accordance with the terms of the Operating Agreement (as defined below). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement, including the Prospectus contained therein (the “Prospectus”), the Underwriting Agreement that is an exhibit to the Registration Statement (the “Underwriting Agreement”), the form of Warrant that is an exhibit to the Registration Statement, and such corporate records, documents, instruments and certificates of public officials and of the Company that we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

akerman.com

BOCA RATON         DALLAS         DENVER         FORT LAUDERDALE         JACKSONVILLE         LAS VEGAS         LOS ANGELES         MADISON         MIAMI NAPLES         NEW YORK         ORLANDO         PALM BEACH         SALT LAKE CITY         TALLAHASSEE         TAMPA         TYSONS CORNER WASHINGTON, D.C.         WEST PALM BEACH

Catalyst Pharmaceutical Partners, Inc.

May 3, 2012

With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement, the Underwriting Agreement and the form of the Warrants filed by the Company with the Commission are identical to the forms of the documents that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will sell and issue the Securities in accordance with the manner described in the Prospectus and the terms of the Underwriting Agreement; (v) the Company will sell and issue the Warrant Shares in accordance with the terms and conditions of the Warrants; (vi) the Company will at all times reserve a sufficient number of shares of its unissued Common Stock as is necessary to provide for the issuance of the Warrant Shares; (vii) in connection with each issuance of the Warrant Shares, the Company will duly execute and deliver stock certificates in the form filed by the Company with the Commission, or, with respect to any Warrant Shares issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; and (viii) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to the originals of such documents, all such original documents are authentic, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Based on and subject to the foregoing, we are of the opinion that (i) the Shares (and related Rights), have been duly authorized, and when delivered against payment for the Shares in accordance with the manner described in the Prospectus and the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable shares of the Company’s common stock, and the related Rights, when issued in accordance with the Rights Agreement, will be validly issued preferred stock purchase rights for the Company’s Series A Junior Participating Preferred Stock, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as described in the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing, and (iii) the Warrant Shares issued upon exercise of the Warrants, when issued, sold and paid for as described in the Prospectus, will be validly issued, fully paid and non-assessable, and the related Rights, when issued in accordance with the Rights Agreement, will be validly issued preferred stock purchase rights for the Company’s Series A Junior Participating Preferred Stock.

Catalyst Pharmaceutical Partners, Inc.

May 3, 2012

We express no opinion as to matters governed by laws of any jurisdiction other than the federal laws of the United States and the Delaware General Corporation Law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

This opinion does not address the determination a court of competent jurisdiction may make regarding whether the board of directors would be required to redeem or terminate, or take other action with respect to, the rights at some future time based on the facts and circumstances existing at that time. This opinion assumes the members of the board of directors have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement. This opinion addresses the Rights and the Rights Agreement in their entirety, and it is not settled whether the invalidity of any particular provision of a Rights Agreement or of Rights issued thereunder would result in invalidating such Rights in their entirety. Further, prior to the occurrence of certain events, none of which have occurred as of the date of the Registration Statement, the Rights will not be exercisable or separable from the Common Stock.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Securities.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Akerman Senterfitt

AKERMAN SENTERFITT